EXECUTIVE BONUS PLAN SCHEDULE
Pursuant to the Fiscal Year 2009 Campus Support Bonus Plan

Award as a % of Annual Base Pay			Component
Target %	[ ]	%	Company Budgeted Operating Profit	100%

Maximum %	[ ]	%

Gate

Compliance - The company must receive an annual average compliance audit score of
“3.5” or better to achieve a bonus award.

Company Budgeted Operating Profit Payout Tiers (1)
	% of Operating Profit Goal Achieved	% of Bonus Target Earned

Maximum	= 130.0%	200.0%

	124.00%	180.0%

	118.00%	160.0%

	112.00%	140.0%

	106.00%	120.0%

Target	100.00%	100.0%

	98.00%	88.0%

	96.00%	76.0%

	94.00%	64.0%

	92.00%	52.0%

	90.00%	40.0%

	= 90.0%	0.00%

(1)	Awards for performance levels shown are calculated using interpolation between points.